Exhibit 28(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Gabelli SRI Green Fund, Inc. as filed with the Securities and Exchange Commission on or about July 27, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

July 27, 2012